UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  December 1, 2010

Progressive Care Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52684	32-0186005
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

901 N. Miami Beach Blvd., Suite 1, N. Miami Beach, FL		33162
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (305) 919-7399

(Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement

On December 1, 2010, Progressive Care Inc. (the “Company”) entered into an employment agreement with its Chief Executive Officer, Avraham A. Friedman.  Pursuant to the agreement, Mr. Friedman agreed to serve as the Company’s Chief Executive Officer for a term of three years. As consideration for his services, Mr. Friedman is entitled to a base salary of $300,000 per year. Mr. Friedman is also entitled to an annual bonus in accordance with the terms of his agreement.  He is also eligible to receive quarterly grants of restricted shares of the Company’s common stock in an amount equal to $25,000.  Such grants of common stock shall be valued based upon the closing bid price of the Company’s common stock on the last trading day of each quarter.

On December 1, 2010, the Company entered into an employment agreement with its Chief Operating Officer, Andy Subachan.  Pursuant to the agreement, Mr. Subachan agreed to serve as the Company’s Chief Operating Officer for a term of three years. As consideration for his services, Mr. Subachan is entitled to a base salary of $240,000 per year. Mr. Subachan is also entitled to an annual bonus in accordance with the terms of his agreement.  He is also eligible to receive quarterly grants of restricted shares of the Company’s common stock in an amount equal to $20,000.  Such grants of common stock shall be valued based upon the closing bid price of the Company’s common stock on the last trading day of each quarter.

On December 1, 2010, the Company entered into an employment agreement with its Chief Financial Officer, Alan Jay Weisberg.  Pursuant to the agreement, Mr. Weisberg agreed to serve as the Company’s Chief Financial Officer for a term of three years. As consideration for his services, Mr. Weisberg is entitled to a base salary of $48,000 per year. Mr. Weisberg is also entitled to an annual bonus in accordance with the terms of his agreement.  He is also eligible to receive quarterly grants of restricted shares of the Company’s common stock in an amount equal to $5,000.  Such grants of common stock shall be valued based upon the closing bid price of the Company’s common stock on the last trading day of each quarter.

On December 1, 2010, the Company entered into a consulting agreement with Spark Financial Consulting, Inc. (“Spark”).  Pursuant to the agreement, Spark agreed to provide certain operational and financial support services to the Company for a term of 1 year.  As consideration for the services provided under the agreement, Spark is entitled to receive a consulting fee of $25,000 per month.  Spark is also eligible to receive monthly grants of restricted shares of the Company’s common stock in an amount equal to $25,000 per month.  Such grants of common stock shall be valued based upon the closing bid price of the Company’s common stock on the last trading day of each month.

Item 9.01 Financial Statements and Exhibits.

 (d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Employment Agreement of Avraham A. Friedman dated December 1, 2010
10.2	Employment Agreement of Andy Subachan dated December 1, 2010
10.3	Employment Agreement of Alan Jay Weisberg dated December 1, 2010
10.4	Consulting Agreement of Spark Financial Consulting, Inc. dated December 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 28, 2010

PROGRESSIVE CARE INC.

By:	/s/ Avraham A. Friedman
Name: Avraham A. Friedman
Title: Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Employment Agreement of Avraham A. Friedman dated December 1, 2010
10.2	Employment Agreement of Andy Subachan dated December 1, 2010
10.3	Employment Agreement of Alan Jay Weisberg dated December 1, 2010
10.4	Consulting Agreement of Spark Financial Consulting, Inc. dated December 1, 2010

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